EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 13, 2004 (except for Note B, as to which the date is July 30, 2004), accompanying the financial statements included in the Annual Report of LION, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of LION, Inc. on Form S-8 (File No. 333-107402).

/s/ Grant Thornton LLP
Portland, Oregon
August 20, 2004